UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2018

AMERICAN CAMPUS COMMUNITIES, INC.
AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code: (512) 732-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective March 8, 2018, John T. Rippel was appointed to the Board of Directors of American Campus Communities, Inc. (the "Company"). A copy of the press release issued in connection with the appointment of Mr. Rippel is attached hereto as Exhibit 99.1.
Mr. Rippel will serve as an independent director and has been appointed to the Audit Committee of the Board. In connection with his appointment to the Board of Directors, Mr. Rippel received an initial grant of restricted stock units with a fair market value on date of grant of $115,000. This grant immediately vested and was settled in shares of common stock. In connection with his service on the Board, Mr. Rippel will receive annual cash compensation and equity grants pursuant to the Company's director compensation policy.
Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Title

99.1	Press release, dated March 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date: March 9, 2018	By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Press release, dated March 8, 2018